EXHIBIT 5.1
June 23, 2006
Board of Directors
F.N.B. Corporation
One F.N.B. Boulevard
Hermitage, Pennsylvania 16148

Re:	F.N.B. Corporation Registration Statement on Form S-3 233,394 Shares of Common Stock

Ladies and Gentlemen:
     I am the Chief Legal Officer of F.N.B. Corporation (the “Company”), and I am familiar with the proceedings taken by the Company in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933 of a registration statement on Form S-3 (the “Registration Statement”) relating to the proposed offering by the selling stockholders described therein of up to 233,394 shares (the “Shares”) of Common Stock, $.01 par value, of the Company, that are issuable upon exercise of warrants to purchase shares of common stock (the “Warrants”) of the Company and upon conversion of debentures convertible into shares of common stock of the Company (the “Convertible Debentures”), which were assumed by the Company from The Legacy Bank.
     As counsel to the Company, I have supervised all corporate proceedings in connection with the preparation and filing of the Registration Statement. I have also examined the Company’s Articles of Incorporation and By-laws, as amended to date, the corporate minutes and other proceedings and the records relating to the Warrants and the Convertible Debentures and the authorization and offering of the Shares, and such other documents and matters of law as I have deemed necessary or appropriate in order to render this opinion.
     Based upon the foregoing, it is my opinion that the Shares, when issued in accordance with the terms and conditions of the Warrants and the Convertible Debentures, will be duly authorized, legally and validly issued and outstanding, fully paid and nonassessable.
     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to my name under the caption “Legal Matters” in the prospectus.

Respectfully,
/s/ James G. Orie
James G. Orie, Esquire

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